This Promissory Note has not been registered under the Securities Act of 1933 or any state securities laws. This Promissory Note may not be sold, assigned, or otherwise negotiated to any person unless pursuant to an effective registration statement filed under the Securities Act of 1933 and applicable state securities laws.

PROMISSORY NOTE

$107,680	Issue Date: December 28, 2006

This Promissory Note (“Note”) is made by Kid Castle Educational Corporation (“Borrower”) in favor of Suang-Yi Pai (“Lender”).

1.  Payment. Borrower promises to pay only to Lender in immediately available funds the principal amount of $107,680, together with interest on the unpaid principal amount from the date of this Note until the date of payment. The due date is December 27, 2007, at which time the unpaid principal amount, together with accrued interest, is due in its entirety.

2.  Interest Rate. Borrower will pay interest on the unpaid principal amount at an annual rate of 7%. Interest will be computed on the basis of the number of days elapsed in the year.

3.  Place of Payments. All payments under this Note will be made to Lender at the address that Lender may designate by notice to Borrower.

4.  Application of Payments. All payments under this Note will apply first to any costs and expenses due to Lender, then to accrued interest to date of payment, and then to the unpaid principal amount.

5.  Prepayments. Borrower may prepay a part or all of the unpaid principal amount at any time. Excess payments or prepayments will not be credited as future scheduled payments required by this Note.

6.  Events of Default. Each of the following is an event of default under this Note:

6.1  Borrower fails to make any payment required by this Note within 30 days after the payment is due;

6.2  Borrower voluntarily dissolves or ceases to exist, or any final and nonappealable order or judgment is entered against Borrower ordering its dissolution;

6.3  Borrower fails to pay, becomes insolvent or unable to pay, or admits in writing an inability to pay Borrower’s debts as they become due, or makes a general assignment for the benefit of creditors; and

6.4  a proceeding with respect to Borrower is commenced under any applicable law for the benefit of creditors, including but not limited to any bankruptcy or insolvency law, or an order for the appointment of a receiver, liquidator, trustee, custodian, or other officer having similar powers over Borrower is entered.

7.  Remedies. On and after an event of default under this Note, Lender may exercise the following remedies, which are cumulative and which may be exercised singularly or concurrently:

7.1  upon notice to Borrower, the right to accelerate the due dates under this Note so that the unpaid principal amount, together with accrued interest, is immediately due in its entirety;

7.2  any remedy available to Lender under any agreement guaranteeing or securing the performance of any of the obligations of Borrower under this Note or any of the obligations of any guarantor of this Note; and

7.3  any other remedy available to Lender at law or in equity.

8.  Time of Essence. Time is of the essence with respect to all dates and time periods in this Note.

9.  Amendment. This Note may be amended only by a written document signed by the party against whom enforcement is sought.

10.  Waiver.

10.1  Borrower waives demand, presentment for payment, notice of dishonor or nonpayment, protest, notice of protest, and lack of diligence in collection, and agrees that Lender may extend or postpone the due date of any payment required by this Note without affecting Borrower’s liability.

10.2  No waiver will be binding on Lender unless it is in writing and signed by Lender. Lender’s waiver of a breach of a provision of this Note will not be a waiver of any other provision or a waiver of a subsequent breach of the same provision.

11.  Severability. If a provision of this Note is determined to be unenforceable in any respect, the enforceability of the provision in any other respect and of the remaining provisions of this Note will not be impaired.

12.  Governing Law. This Note is governed by the laws of the State of Florida, without giving effect to any conflict-of-law principle that would cause the laws of any other jurisdiction to apply.

13.  Costs and Expenses. If an event of default under this Note occurs and Lender does not institute any arbitration or litigation, Borrower will pay to Lender, upon Lender’s demand, all reasonable costs and expenses, including but not limited to attorney’s fees and collection fees, incurred by Lender in attempting to collect the indebtedness evidenced by this Note.

Borrower:

KID CASTLE EDUCATIONAL CORPORATION

/s/ Min-Tan Yang

By:	Min-Tan Yang
Its:	Chief Executive Officer